Exhibit 11-1

Analog Devices, Inc.
Computation of Earnings Per Share (Unaudited)
  (in thousands, except per share data)


                                                            Three Months Ended
                                                     --------------------------------
                                                     August 2, 1997    August 3, 1996
                                                     --------------    --------------

PRIMARY EARNINGS PER SHARE


Weighted average common and common equivalent shares:

   Weighted average common shares outstanding             159,649         152,950
   Assumed exercise of common stock equivalents (1)         7,139           8,986
   Assumed conversion of subordinated notes                10,985          10,985
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    177,773         172,921
                                                         ========        ========

Net income                                               $ 45,969        $ 43,796
Interest related to convertible subordinated
   notes, net of tax                                        1,425           1,455
                                                         --------        --------

Earnings available for common stock                      $ 47,394        $ 45,251
                                                         ========        ========

PRIMARY EARNINGS PER SHARE                               $   0.27        $   0.26
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE

Weighted average common and common equivalent shares:
   Weighted average common shares outstanding             159,649         152,950
   Assumed exercise of common stock equivalents (1)         7,835           9,046
   Assumed conversion of subordinated notes                10,985          10,985
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    178,469         172,981
                                                         ========        ========

Net income                                               $ 45,969        $ 43,796
Interest related to convertible subordinated
   notes, net of tax                                        1,425           1,455
                                                         --------        --------

Earnings available for common stock                      $ 47,394        $ 45,251
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE                         $   0.27        $   0.26
                                                         ========        ========



(1)  Computed based on the treasury stock method.

Analog Devices, Inc.
Computation of Earnings Per Share (Unaudited)
  (in thousands, except per share data)


                                                           Nine Months Ended
                                                   --------------------------------
                                                   August 2, 1997    August 3, 1996
                                                   --------------    --------------

PRIMARY EARNINGS PER SHARE


Weighted average common and common equivalent shares:

   Weighted average common shares outstanding             158,837         152,016
   Assumed exercise of common stock equivalents (1)         6,993           9,266
   Assumed conversion of subordinated notes                10,985           9,079
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    176,815         170,361
                                                         ========        ========

Net income                                               $127,267        $127,881
Interest related to convertible subordinated
   notes, net of tax                                        4,275           3,575
                                                         --------        --------

Earnings available for common stock                      $131,542        $131,456
                                                         ========        ========

PRIMARY EARNINGS PER SHARE                               $   0.75        $   0.77
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE

Weighted average common and common equivalent shares:
   Weighted average common shares outstanding             158,837         152,016
   Assumed exercise of common stock equivalents (1)         7,421           9,435
   Assumed conversion of subordinated notes                10,985           9,079
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    177,243         170,530
                                                         ========        ========

Net income                                               $127,267        $127,881
Interest related to convertible subordinated
   notes, net of tax                                        4,275           3,575
                                                         --------        --------

Earnings available for common stock                      $131,542        $131,456
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE                         $   0.75        $   0.77
                                                         ========        ========





(1)  Computed based on the treasury stock method.





                                       18